Exhibit 99.1

NEWS RELEASE
Hardinge Inc. One Hardinge Drive, Elmira, N.Y. 14902

Hardinge Inc. to Review Indication of Interest from Privet
ELMIRA, N.Y., November 2, 2017 -- Hardinge Inc. (NASDAQ: HDNG), a leading international provider of advanced metal-cutting solutions and accessories, today confirmed that Privet Fund LP and Privet Fund Management LLC (“Privet”) indicated to Hardinge that Privet is currently evaluating a potential transaction to acquire all of the outstanding shares of Hardinge common stock that it does not already own at a price of $17.25 per share.
In connection with Privet’s indication of interest, the Hardinge board of directors formed a Strategic Alternatives Committee (the “Committee”) comprised of Christopher DiSantis (chairperson), Mitchell Quain and Tony Tripeny, each of whom confirmed to the board of directors that he is independent and disinterested with respect to Privet. In order to allow Privet to further evaluate a potential transaction, at Privet’s request, the Committee agreed to provide Privet, its advisors and potential financing sources with access to confidential information regarding Hardinge.
Consistent with its fiduciary duties and in consultation with its independent financial and legal advisors, the Committee will carefully review Privet’s indication of interest in the context of all relevant factors and determine the course of action that it believes is in the best interests of Hardinge and its shareholders.
BMO Capital Markets Corp. is acting as financial advisor and Wachtell, Lipton, Rosen & Katz is acting as legal advisor to Hardinge.
About Hardinge
Hardinge is a leading global designer and manufacturer of high precision, computer-controlled machine tool solutions developed for critical, hard-to-machine metal parts and of technologically advanced workholding accessories. The Company’s strategy is to leverage its global brand strength to further penetrate global market opportunities where customers will benefit from the technologically advanced, high quality, reliable products Hardinge produces. With approximately two-thirds of its sales outside of North America, Hardinge serves the worldwide metal working market. Hardinge’s machine tool and accessory solutions can also be found in a broad base of industries to include aerospace, agricultural, automotive, construction, consumer products, defense, energy, medical, technology and transportation.
Hardinge applies its engineering design and manufacturing expertise in high performance machining centers, high-end cylindrical and jig grinding machines, SUPER-PRECISION® and precision CNC lathes and technologically advanced workholding accessories. Hardinge has manufacturing operations in China, France, Germany, India, Switzerland, Taiwan, the United Kingdom and the United States.
The Company regularly posts information on its website: www.hardinge.com.

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Hardinge Inc. to Review Indication of Interest from Privet
November 2, 2017

Safe Harbor Statement
This news release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Such statements are based on management's current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. The Company's actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information contact:

Company:	Investor Relations:
Douglas J. Malone Senior Vice President and Chief Financial Officer	Deborah K. Pawlowski, Kei Advisors LLC Phone: (716) 843-3908
Phone: (607) 378-4140	Email: dpawlowski@keiadvisors.com

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